UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On October 21, 2019, Mina Kim, Senior Vice President, Corporate Strategy and General Counsel of Atara Biotherapeutics, Inc. (the “Company”), notified the Company of her decision to resign from the Company effective November 1, 2019.

(e)

In connection with Ms. Kim’s resignation, Ms. Kim and the Company entered into a separation and consulting agreement, dated October 25, 2019 (the “Agreement”), pursuant to which Ms. Kim will perform consulting services to the Company effective November 1, 2019 through April 10, 2020 to help ensure a smooth transition of her duties and responsibilities at the Company. Pursuant to the terms of the Agreement, among other things, Ms. Kim will provide a general release and waiver of claims, and will be entitled to (i) compensation of $10,000 per month from the period from November 1, 2019 to December 31, 2019, (ii) compensation of $5,000 per month from the period from January 1, 2020 to February 29, 2020, (iii) continued vesting of her outstanding equity awards during the term of the Agreement, and (iv) reimbursement for certain expenses relating to her activities as a consultant to the Company.

The above summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ Utpal Koppikar
Utpal Koppikar
Chief Financial Officer

Date: October 25, 2019